UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19,  2020

GRANITE FALLS ENERGY, LLC
(Exact name of small business issuer as specified in its charter)

Minnesota	000-51277	41-1997390
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15045 Highway 23 SE, Granite Falls, MN	56241-0216
(Address of principal executive offices)	(Zip Code)

(320) 564-3100
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07 - SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On March 19, 2020, Granite Falls Energy, LLC (the “Company”) held its 2020 Annual Meeting of Members (the “Annual Meeting”) for the purpose of electing three governors to its board of governors. Votes were solicited in person and by proxy.

Of the Company’s 30,606 units issued, outstanding and entitled to vote at the Annual Meeting, 17,402 units, or 56.9% of the total units, were present either in person or by proxy. As a result, a quorum was present to conduct business at the Annual Meeting.

There were four nominees for the three governor positions: Leslie Bergquist, Kenton Johnson, Bruce LaVigne, and Michael Lund. The votes were as follows:

Name	Votes For	Votes Withheld/Abstaining
Leslie Bergquist	8,758	5,225
Kenton Johnson	8,673	5,126
Bruce LaVigne	10,363	184
Michael Lund	4,212	5,137

As a result, Nominees Bergquist, Johnson, and LaVigne were elected by a plurality vote of the members to serve a three-year term expiring at the 2023 Annual Meeting or until their respective successors have been elected and qualified or their earlier death, resignation or removal.

No other matters were voted upon at the Annual Meeting.

ITEM 8.01 - OTHER EVENTS

On March 18, 2020, the Board of Directors of Heron Lake Bioenergy, LLC (“HLBE”), a Minnesota limited liability company of which the Company owns a 50.7% interest in the profits and losses, determined that it is in the best interest of HLBE to idle its ethanol production operations, commencing on or about March 30, 2020 and continuing until the completion of HLBE’s regularly scheduled annual temporary shutdown of April 29, 2020. Such decision was made in light of considerations related to market risks and uncertainties due to the COVID-19 pandemic and its ramifications.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE FALLS ENERGY, LLC

Date: March 24, 2019	/s/ Stacie Schuler
Stacie Schuler, Chief Financial Officer